Exhibit 99.1

Gannett Announces Further Debt Reduction

MCLEAN, VA — March 26, 2024 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today it will repurchase approximately $13.0 million of 6.00% first lien notes due November 1, 2026 (the "2026 Senior Notes") for approximately $12.0 million, representing a discount to par value. The transaction is expected to close on March 28, 2024. In connection with the repurchase of the 2026 Senior Notes, the Company will receive a waiver from certain lenders under its five-year senior secured term loan facility that will reduce the scheduled amortization payment for the fiscal quarter ending March 31, 2024 payable to those lenders by the amount spent by the Company to repurchase the 2026 Senior Notes.

"By working with our lenders, we are continuing to opportunistically take out senior notes below par value, and this latest repurchase builds upon the agreements announced in November and September of 2023," said Michael Reed, Chairman and Chief Executive Officer. "We expect debt reduction and improvement in our capital structure to remain our primary use of capital allocation, and as a result, we expect to repay at least $110 million in 2024 through non-strategic asset dispositions and continued free cash flow improvement."

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. We endeavor to deliver essential content, marketing solutions, and experiences for curated audiences, advertisers, consumers, and stakeholders by leveraging our diverse teams and suite of products to enrich the local communities and businesses we serve. Our current portfolio of trusted media brands includes the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. Our digital marketing solutions brand, LocaliQ, uses innovation and software to enable small and medium-sized businesses to grow, and USA TODAY NETWORK Ventures, our events division, creates impactful consumer engagements, promotions, and races.

Our website address is www.gannett.com. We use our website as a channel of distribution for important company information, including press releases and other news and presentations, which is accessible on the Investor Relations and News and Events subpages of our website.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our expectations, in terms of both amount and timing, with respect to debt repayment, the terms of our debt repayment, our capital structure, our capital allocation, our free cash flow, our strategy, and our ability to achieve our operating priorities. The Company makes no guarantees or assurances that sales of any of the real estate or other asset sales in negotiation will close. Words such as "expect(s)", “continue(s)", "believe(s)", "will", "remain(s)", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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